Exhibit 99.1

TKK Symphony Acquisition Corporation

c/o Texas Kang Kai Capital Management (Hong Kong) Limited

2039, 2/F United Center
95 Queensway Admiralty, Hong Kong

Dear TKK Symphony Acquisition Corporation Shareholders:

You are cordially invited to attend the extraordinary general meeting of TKK Symphony Acquisition Corporation, which we refer to as “we,” “us,” “our,” “TKK” or the “Company,” to be held on December 23, 2019, at 10:00 a.m. Eastern time, at the offices of Ellenoff Grossman & Schole LLP, located at 1345 Avenue of the Americas, 11th Floor, New York, New York 10105.

At the extraordinary general meeting, which we refer to as the “meeting”, our shareholders will be asked to consider and vote upon a proposal to approve a business combination between the Company and Glory Star New Media Group Limited (“Glory Star”) pursuant to a share exchange agreement between the Company, Glory Star, and certain other parties (the “Share Exchange Agreement”), which we refer to as the “Business Combination.” The meeting is being held in lieu of a 2019 annual general meeting of the Company.

Pursuant to the Business Combination we will acquire Glory Star through our acquisition of all of the outstanding shares of Glory Star. The shareholders of Glory Star will receive, in exchange for their Glory Star shares, ordinary shares of the Company, and, following the closing, Glory Star will be a wholly owned subsidiary of the Company. A copy of the Share Exchange Agreement is attached to the accompanying proxy statement as Annex A.

The Business Combination will not involve a change to the capital structure of the Company. Each issued and outstanding ordinary share of the Company will remain issued and outstanding, with the same voting and other rights currently represented by the ordinary shares. Subject to shareholder approval by special resolution, upon completion of the Business Combination, TKK will be renamed “Glory Star New Media Group Holdings Limited”.

In conjunction with the Business Combination, and pursuant to our existing memorandum and articles of association, we have commenced a tender offer (“Offer”) to acquire ordinary shares from our public shareholders. A copy of our offer to purchase (the “Offer to Purchase”) describing the Offer has been mailed to each of our shareholders as of October 17, 2019 and enclosed herewith. The Offer to Purchase (as may be amended, supplemented or revised) and additional information regarding the Company and the Business Combination, are available at the SEC’s website at www.sec.gov. Certain provisions of the Offer to Purchase are incorporated by reference herein, as described in the accompanying proxy statement. Regardless of whether your vote your shares and how you vote your shares, you will have the choice to tender your ordinary shares in the Offer.

Assuming all of our issued and outstanding ordinary shares held by public shareholders are tendered in the Offer, and that no equity awards are issued under the proposed equity incentive plan described below, TKK’s public shareholders and our initial shareholders would own approximately 4.97% and 12.41%, respectively, of the issued and outstanding ordinary shares. Assuming no issued and outstanding ordinary shares held by public shareholders are tendered in the Offer, and that no equity awards are issued under the proposed equity incentive plan described below, TKK’s public shareholders and our initial shareholders would own approximately 36.52% and 8.29%, respectively, of the issued and outstanding ordinary shares. If the actual facts are different than these assumptions (and they are likely to be), the percentage ownership retained by TKK’s existing shareholders will be different. You should read “Summary of the Proxy Statement and Business Combination” for further information.

Our shareholders will also be asked to consider and vote upon:

(a)	a proposal to approve and adopt the Share Exchange Agreement, a copy of which is attached to the accompanying proxy statement as Annex A, we refer to as the “Business Combination Proposal”);

(b)	a proposal to amend and restate our existing memorandum and articles of association to (i) change our corporate name to “Glory Star New Media Group Holdings Limited”, (ii) remove and change certain provisions related to our status as a blank check company, and (iii) provide for certain additional non-substantive changes which are reflected in the proposed amended and restated memorandum and articles of association, a copy of which is attached to the accompanying proxy statement as Annex B, each of which we refer to as a “Charter Proposal” and which we refer to collectively as the “Charter Proposals”;

(c)	a proposal to appoint three directors to serve on our board of directors, which we refer to as the “Director Election Proposal;”

(d)	a proposal to approve, for purposes of complying with applicable Nasdaq Capital Market listing rules, the issuance of more than 20% of the Company’s issued and outstanding ordinary shares, which we refer to as the “Share Issuance Proposal”;

(e)	a proposal to approve and adopt the Glory Star New Media Group Holdings Limited 2019 Equity Incentive Plan, a copy of which is attached to the accompanying proxy statement as Annex C, which we refer to as the “Incentive Plan Proposal”; and

(f)	a proposal to approve and adopt a proposal to adjourn the meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the meeting, there are not sufficient votes to approve one or more proposals presented to shareholders for vote, which we refer to as the “Adjournment Proposal.”

Each of these proposals is more fully described in the accompanying proxy statement.

Our ordinary shares, warrants, rights and units are currently listed on The Nasdaq Capital Market under the symbols “TKKS,” “TKKSW”, “TKKSR” and “TKKSU,” respectively. At the closing, our units will separate into their component ordinary shares, warrants and rights, and each outstanding right will be automatically converted into one-tenth (1/10) of an ordinary share, so that the units will no longer trade separately under “TKKSU” and the rights will cease to be traded under “TKKSR.” We intend to apply for the continued listing of our ordinary shares and warrants on The Nasdaq Capital Market under the ticker symbols “GSMG” and “GSMGW,” respectively, following consummation of the Business Combination.

Because any purchase of ordinary shares pursuant to the Offer will not be effected until after the expiration of the Offer, if you hold your ordinary shares on the record date, you will be entitled to vote your ordinary shares at the meeting, even if you have previously accepted the Offer. Regardless of whether your vote your shares and how you vote your shares, you will have the choice to tender your ordinary shares in the Offer.

We are providing this proxy statement and accompanying proxy card to our shareholders in connection with the solicitation of proxies to be voted at the meeting and at any adjournments of the meeting. Whether or not you plan to attend the meeting, we urge you to read this proxy statement (and any documents incorporated into this proxy statement by reference) carefully. Please pay particular attention to the section entitled “Risk Factors.”

Our board of directors has approved and adopted the Share Exchange Agreement and unanimously recommends that our shareholders vote “FOR” all of the proposals presented to our shareholders and “FOR” each of the director nominees. When you consider the board recommendation of these proposals, you should keep in mind that our directors and officers have interests in the Business Combination that may conflict with your interests as a shareholder. See the section entitled “Proposal No. 1 — Approval of the Business Combination — Certain Benefits of TKK’s Sponsor, Directors and Officers in the Business Combination.”

The approval of the Business Combination Proposal, the Director Election Proposal, the Share Issuance Proposal, the Incentive Plan Proposal and the Adjournment Proposal requires an ordinary resolution under Cayman Islands law which requires the affirmative vote of the holders of a majority of our ordinary shares that are represented in person or by proxy and entitled to vote thereon and actually cast at the meeting.

The approval of each Charter Proposal requires a special resolution under Cayman Islands law which requires the affirmative vote of the holders of at least two-thirds of our ordinary shares that are represented in person or by proxy and entitled to vote thereon and actually cast at the meeting.

Accordingly, abstentions and broker non-votes will have no effect on these proposals.

Your vote is very important. If you are a registered shareholder, you must submit the enclosed proxy card in order to vote. Whether or not you plan to attend the meeting in person, please complete, sign, date and return the enclosed proxy card in the postage-paid envelope provided. Regardless of whether your vote your shares and how you vote your shares, you will have the choice to tender your ordinary shares in the Offer.

If you hold your shares in “street name” through a bank, broker or other nominee, you will need to follow the instructions provided to you by your bank, broker or other nominee to ensure that your shares are represented and voted at the meeting.

If you sign, date and return your proxy card without indicating how you wish to vote, your proxy will be voted in favor of each of the proposals presented at the meeting. If you are a holder of record and fail to return your proxy card and do not attend the meeting in person, the effect will be that your shares will not be counted for purposes of determining whether a quorum is present at the meeting and, if a quorum is present, will have no effect on the Business Combination Proposal, the Director Election Proposal, the Share Issuance Proposal, the Incentive Plan Proposal and the Adjournment Proposal, but will have the same effect as a vote “AGAINST” the Charter Proposals. If you are a shareholder of record and you attend the meeting and wish to vote in person, you may withdraw your proxy and vote in person.

If you hold your shares through a bank, broker or other nominee and fail to instruct such bank, broker or other nominee how to vote, the effect will be that your shares will be counted for purposes of determining whether a quorum is present at the meeting and, if a quorum is present, will have no effect on the Business Combination Proposal, the Share Issuance Proposal, the Incentive Plan Proposal, the Director Election Proposal and the Adjournment Proposal, but will have the same effect as a vote “AGAINST” the Charter Proposals.

On behalf of our board of directors, I thank you for your support and look forward to the successful completion of the Business Combination.

Sincerely,

December 12, 2019	/s/ Sing Wang
Sing Wang Chief Executive Officer

This proxy statement is dated December 12, 2019 and is first being mailed to shareholders of the Company on or about December 12, 2019.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATORY AGENCY HAS APPROVED OR DISAPPROVED THE TRANSACTIONS DESCRIBED IN THIS PROXY STATEMENT OR ANY OF THE SECURITIES TO BE ISSUED IN THE BUSINESS COMBINATION, PASSED UPON THE MERITS OR FAIRNESS OF THE BUSINESS COMBINATION OR RELATED TRANSACTIONS OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THIS PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY CONSTITUTES A CRIMINAL OFFENSE.